Exhibit 99.2

[CSI LETTERHEAD]

April 3, 2012

Dear CSI Colleagues:

Earlier today, we issued a press release acknowledging our receipt of a non-binding letter from Constellation Software Inc. (“Constellation”) proposing to acquire all of the Company’s outstanding common and preferred stock, and outstanding options to acquire such shares, in a recommended cash tender offer at a price per share of US$1.00. Consistent with its fiduciary duties to act in the best interests of the Company and its stockholders, and in consultation with its independent financial and legal advisors, the Board of Directors of CSI will review Constellation’s proposal and respond in due course.

We realize this news has the potential to be distracting. Until the Board makes its recommendation, however, we will be constrained in what we can say and simply cannot speculate on the outcome.

You have all done a wonderful job helping to build this great Company and you are a vital part of its future. Your efforts have allowed us to provide excellent solutions and services to our customers and to remain profitable in a very tough economic environment. It is not surprising that other companies recognize what we have built and are expressing an interest in us. I encourage you to remain focused on our business and on continuing to provide first rate service to our customers.

If you receive any media or other outside inquiries regarding this situation, please direct them to the contact listed on the press release. If you have any specific questions, please feel free to contact me or David Dechant.

Thank you for your continued dedication and hard work.

Best regards,

/s/ Nancy Hedrick
Nancy Hedrick
Chief Executive Officer

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive marketplace and/or customer requirements.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of CSI (“CSI”) has commenced at this time. If a tender offer is commenced, CSI may file a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by CSI that is required to be mailed to stockholders will be mailed to stockholders of CSI. INVESTORS AND STOCKHOLDERS OF CSI ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND

WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by CSI through the web site maintained by the SEC at http://www.sec.gov.

In addition, this document and other materials related to Constellation’s proposal may be obtained from CSI free of charge by directing a request to CSI, Attn: Chief Financial Officer, David Dechant, ddechant@csioutfitters.com.